UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 28, 2021       (January 28, 2021)

Date of report    (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	New York Stock Exchange

Preferred Share Purchase Rights	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01. ...	Entry into a Material Definitive Agreement.

On January 28, 2021 (the “Effective Date”), Hexcel Corporation (the “Hexcel”) entered into the Second Amendment (the “Amendment”) to the Credit Agreement, dated as of June 20, 2019, by and among the Hexcel, as borrower, the lenders party thereto and Citizens Bank, N.A., as administrative agent, as amended by the First Amendment dated September 28, 2020 (the “Credit Agreement” and as amended by the Amendment the “Amended Credit Agreement”).

Pursuant to the Amendment, certain terms of the Credit Agreement were modified for a period beginning on the Effective Date to and including March 31, 2022 (unless earlier terminated by Hexcel in accordance with the Amended Credit Agreement, the “Liquidity Covenant Period”). During the Liquidity Covenant Period, Hexcel will not be subject to a maximum leverage ratio covenant, but will instead be required to maintain Liquidity (as defined in the Amended Credit Agreement) of at least $250,000,000. Additionally, during such period, Hexcel will be subject to limitations on share repurchases, cash dividends, and its ability to incur secured debt, in each case subject to certain exceptions; the applicable margin and commitment fees are increased; the incremental facility will not be available; and if Hexcel’s public debt rating is downgraded to (i) BB or lower by Standard & Poor’s and (ii) Ba2 or lower by Moody’s, Hexcel will be required to grant liens on certain of its assets, which liens will be released upon Hexcel’s public debt rating being upgraded to BB+ or higher by Standard & Poor’s or Ba1 or higher by Moody’s. Hexcel’s current public debt rating is BBB-/Baa3.

Additionally, the Amendment provides that Hexcel will not be subject to an interest coverage ratio covenant until the test period ending December 31, 2021. Finally, in connection with the Amendment, revolving commitments under the Amended Credit Agreement were reduced to $750,000,000.

The foregoing description does not constitute a complete summary of the Amendment or the Amended Credit Agreement and is qualified in its entirety by reference to the full text of the Amendment and Amended Credit Agreement, which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Second Amendment to Credit Agreement, dated as of January 28, 2021, by and among Hexcel Corporation, the lenders party thereto, and Citizens Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
(Registrant)
Date: January 28, 2021
/s/ Gail E. Lehman
Gail E. Lehman
Executive Vice President, General Counsel and Secretary